UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2016

ARCTIC CAT INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-18607	41-1443470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North 3rd Street Minneapolis, Minnesota		55401
(Address of Principal Executive Offices)		(Zip Code)

(612) 350-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2016, Arctic Cat Inc. and certain of its subsidiaries (the “Company”) entered into a Second Amended and Restated Loan and Security Agreement (the “New Credit Agreement”) evidencing a senior secured revolving credit facility maturing on November 29, 2021 with Bank of America, N.A., as lender and agent, pursuant to which the Company may borrow an aggregate principal amount of up to the lesser of $130,000,000 or an amount equal to the “Borrowing Base” defined in the New Credit Agreement. Additionally, the New Credit Agreement modified the collateral included in the Borrowing Base and modified the margins used to calculate the applicable interest rates. The Company intends to use amounts borrowed under the New Credit Agreement for ongoing working capital needs and general corporate purposes.

The New Credit Agreement is an amendment and restatement of the Company’s existing working capital line-of-credit and is secured by a lien on substantially all of the real and personal property of the Company and each of the Company’s domestic subsidiaries. It contains customary representations and warranties and covenants, including a minimum fixed charge coverage ratio.

The New Credit Agreement contains customary events of default, including, but not limited to, defaults in payment obligations, breaches of certain covenants, a material misrepresentation of a representation or warranty, a default under other material debt obligations, certain material judgments against the Company, a change of control and the commencement of bankruptcy or insolvency proceedings. The occurrence of any of these events of default may result in acceleration of the Company’s obligations owed under the New Credit Agreement and the termination of any future commitments available thereunder.

The foregoing description of the New Credit Agreement is a summary and is qualified in its entirety by reference to the New Credit Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

At the time the Company entered into the New Credit Agreement, there was $69,695,000 outstanding to the lenders under the prior Credit Agreement. The disclosure of the material terms and conditions of the New Credit Agreement contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Second Amended and Restated Loan and Security Agreement, dated as of November 29, 2016, among the Company and Bank of America, N.A., as lender and the administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCTIC CAT INC.

Dated: December 2, 2016	By:	/s/ CHRISTOPHER J. EPERJESY
Christopher J. Eperjesy
Chief Financial Officer

ARCTIC CAT INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Second Amended and Restated Loan and Security Agreement, dated as of November 29, 2016, among the Company and Bank of America, N.A., as lender and administrative agent.

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